Exhibit 99.1

FOR IMMEDIATE RELEASE

February 3, 2006

CenterState Banks of Florida, Inc. Announces

Fourth Quarter and full year 2005 Operating Results

Declaration of first quarter 2006 dividend

WINTER HAVEN, FL. – February 3, 2006 — CenterState Banks of Florida, Inc. (NASDAQ SYMBOL: CSFL) reported net income for the fourth quarter 2005 of $1,835,000, up 87%, compared to $983,000 earned in the fourth quarter of 2004. Earnings per share for the current quarter were $0.34, up 42%, compared to $0.24 for the year ago quarter.

Net income for the year ending December 31, 2005 was $6,330,000, or $1.31 per share, compared to $4,373,000, or $1.14 per share ($3,223,000, or $0.84 per share exclusive of the one time gain on sale of branches that occurred in February 2004), for the same period last year. All per share data is presented herein on a diluted basis, unless otherwise stated. A reconciliation between net income and net income exclusive of gain on sale of branches is presented below.

Condensed Consolidated Income Statements (unaudited)

and reconciliation between net income and net income exclusive of gain on sale of branches amounts in thousands of dollars (except per share data)

	Year ended December 31,		Increase (decrease)%
	2005	2004
Net interest income	$28,544	$21,214	$7,330	35%
Provision for loan losses	(1,065)	(1,270)	(205)	(16)%

Net interest income after loan loss provision	27,479	19,944	7,535	38%
Non interest income	5,380	4,932	448	9%
Gain on sale of branches	—	1,844	(1,844)	n/a
Non interest expense	(22,805)	(19,780)	3,025	15%

Income before income tax	10,054	6,940	3,114	45%
Income tax expense	(3,724)	(2,567)	1,157	45%

NET INCOME	$6,330	$4,373	$1,957	45%

NET INCOME	$6,330	$4,373	$1,957	45%
Gain on sale of branches, net of tax of $694	—	(1,150)	1,150	n/a

Net income exclusive of gain on sale of branches	$6,330	$3,223	$3,107	96%

EPS (diluted)	$1.31	$1.14	$0.17	15%
Gain on sale of branches, net of tax of $0.18 per share	—	(0.30)	0.30	n/a

EPS (diluted) exclusive of gain on sale of branches	$1.31	$0.84	$0.47	56%

Quarterly condensed consolidated income statements (unaudited) are shown below for the periods indicated.

Quarterly	Condensed Consolidated Income Statements (unaudited)
Amounts	in thousands of dollars (except per share data)

For the quarter ended:	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Net interest income	$7,955	$7,499	$6,817	$6,273	$5,763
Provision for loan losses	(270)	(255)	(255)	(285)	(370)

Net interest income after loan loss provision	7,685	7,244	6,562	5,988	5,393
Non interest income	1,313	1,416	1,310	1,341	1,247
Non interest expense	(6,117)	(5,784)	(5,583)	(5,321)	(5,090)

Income before income tax	2,881	2,876	2,289	2,008	1,550
Income tax expense	(1,046)	(1,075)	(857)	(746)	(567)

NET INCOME	$1,835	$1,801	$1,432	$1,262	$983

EPS (basic)	$0.35	$0.34	$0.35	$0.31	$0.24
EPS (diluted)	$0.34	$0.34	$0.33	$0.30	$0.24

For the year ended December 31, 2005, total assets grew by 15.6% to $871,521,000. The organic growth rate (i.e. exclusive of the net proceeds received from the 2005 public offering) was approximately 11.0%. During this same period, loans grew by $75,653,000 or 17%, and deposits grew by $57,707,000 or 8.7%. The loan to deposit ratio at December 31, 2005 was 72% compared to 67% as of December 31, 2004. The net interest margin for the quarter ended December 31, 2005 was 4.10% compared to 3.38% for the comparable quarter in 2004. Annualized return on average assets was 0.87% for the quarter ended December 31, 2005 compared to 0.53% for the same quarter last year. Presented below are condensed consolidated balance sheets, condensed consolidated average balance sheets, and selected financial ratios for the periods indicated.

Condensed Consolidated Balance Sheets (unaudited)

Amounts in thousands of dollars

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
Cash and due from banks	$41,949	$28,086	$42,727	$41,912	$27,306
Fed funds and money market	52,977	57,401	70,229	54,500	62,809
Investments	218,841	224,092	197,010	198,897	191,400
Loans	516,658	504,783	487,468	461,667	441,005
Allowance for loan losses	(6,491)	(6,426)	(6,169)	(5,941)	(5,685)
Bank owned life insurance	6,043	—	—	—	—
Other assets	41,544	40,225	38,777	38,778	36,944

TOTAL ASSETS	$871,521	$848,161	$830,042	$789,813	$753,779

Deposits	$717,337	$696,121	$686,553	$680,506	$659,630
Other borrowings	52,811	52,741	50,598	48,570	34,627
Other liabilities	4,012	2,740	2,328	2,452	1,738
Minority interest	120	120	120	120	120
Stockholders’ equity	97,241	96,439	90,443	58,165	57,664

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$871,521	$848,161	$830,042	$789,813	$753,779

Condensed Consolidated Average Balance Sheets (unaudited)

Amounts in thousands of dollars

For the quarter ended:	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Investments and fed funds	$264,232	$279,354	$251,795	$250,536	$243,638
Loans	511,339	494,493	474,937	450,505	438,837
Allowance for loan losses	(6,444)	(6,294)	(6,040)	(5,795)	(5,766)
All other assets	76,612	66,467	69,499	67,511	63,622

TOTAL ASSETS	$845,739	$834,020	$790,191	$762,757	$740,331

Deposits- interest bearing	$498,465	$498,576	$497,829	$489,317	$485,013
Deposits- non interest bearing	193,218	183,159	179,339	172,696	162,448
Other borrowings	52,880	51,807	49,234	40,545	33,467
Other liabilities	4,123	5,170	1,738	1,984	1,770
Minority interest	120	120	120	120	120
Stockholders’ equity	96,933	95,188	61,931	58,095	57,513

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$845,739	$834,020	$790,191	$762,757	$740,331

Selected financial ratios (unaudited)

As of or for the quarter ended:	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Return on average assets	0.87%	0.86%	0.72%	0.66%	0.53%
Return on average equity	7.57%	7.57%	9.25%	8.69%	6.84%
Net interest margin	4.10%	3.88%	3.75%	3.58%	3.38%
Loan / deposit ratio	72.0%	72.5%	71.0%	67.8%	66.9%
Stockholders’ equity / total assets	11.2%	11.4%	10.9%	7.4%	7.6%
Efficiency ratio	66%	65%	69%	70%	73%
Book value per share	$18.52	$18.37	$17.74	$14.27	$14.17

The Company’s credit quality remains good. Net charge-offs for the year ending December 31, 2005 was $259,000 compared to $305,000 for 2004. Allowance for loan losses was $6,491,000 at December 31, 2005, or 1.26% of loans outstanding, compared to $5,685,000 at December 31, 2004, or 1.29% of loans outstanding. Nonperforming assets, which the Company defines as (1) non-accrual loans; (2) accruing loans that are 90 days or more delinquent and are deemed by management to be adequately secured and in the process of collection; (3) OREO (i.e. real estate acquired through foreclosure or deed in lieu of foreclosure); and (4) other repossessed assets that is not real estate, was $1,549,000 at December 31, 2005, compared to $1,305,000 at December 31, 2004. Nonperforming assets as a percentage of total assets was 0.18% at December 31, 2005, compared to 0.17% at December 31, 2004. The ratio of allowance for loan losses to nonperforming assets was 419% at December 31, 2005, compared to 436% at December 31, 2004.

The table below summarizes selected credit quality data for the periods indicated.

Selected credit quality ratios, dollars are in thousands (unaudited)

As of or for the quarter ended:	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
Non-accrual loans	$852	$932	$735	$1,120	$890
Past due loans 90 days or more and still accruing interest	658	442	136	221	7
Other real estate owned (“OREO”)	—	—	65	65	384
Repossessed assets other than real estate	39	—	5	21	24

Total non performing assets	$1,549	$1,374	$941	$1,427	$1,305
Non performing assets as a percentage of total assets	0.18%	0.16%	0.11%	0.18%	0.17%
Net charge-offs (recoveries)	$205	$(2)	$27	$29	$217
Net charge-offs as a percentage of average loans for the period	0.04%	0.00%	0.01%	0.01%	0.05%
Allowance for loan losses as a percentage of period end loans	1.26%	1.27%	1.27%	1.29%	1.29%

Other Recent Developments

During January 2006, two of our subsidiary banks, First National Bank/Polk and CenterState Bank of Florida, have been combined. The combined bank retains the name CenterState Bank of Florida, and now operates through twelve locations all within Polk County, Florida. The two banks were geographically close and their market overlaps continued to grow. The proximity of the two banks led to some confusion with customers as well as some operating inefficiencies. We expect any redundancy and over staffing to cure itself through attrition and Company wide growth. We have no plans to combine any of our remaining banks.

The announced acquisition of CenterState Bank Mid Florida (the “Bank”) is scheduled to close in the first quarter of 2006. As of December 31, 2005 the Bank reported total assets of approximately $68,600,000, stockholders’ equity of $9,000,000, loans of $47,376,000 and deposits of $59,530,000. The Bank operates through three locations within Lake County, Florida.

At the Company’s January Board of Directors meeting, the Board declared a quarterly dividend of $0.07 per share payable on March 31, 2006 to shareholders of record as of the close of business March 15, 2006.

CenterState Banks of Florida, Inc. is a multi bank holding company which operates through three wholly owned subsidiary banks with twenty-two full service locations and four mini-locations in seven counties throughout Central Florida. The Company’s stock is listed on the NASDAQ national market under the symbol CSFL. Request for information regarding the purchase or sale of the common stock can be obtained from James Stevens, at Keefe, Bruyette & Woods (800-221-3246), Chris Cerniglia, at Ryan Beck & Co (800-793-7226) or Eric Lawless, at FIG Partners, LLC (866-344-2657). For additional information contact Ernest S. Pinner, CEO, or James J. Antal, CFO, at 863-293-2600.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.